EXHIBIT 12.3

                            CONSENT OF GEORGE SIVERTZ
                             PROFESSIONAL GEOLOGIST
                            OREQUEST CONSULTANTS LTD.
























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





                            CONSENT OF GEORGE SIVERTZ
                             PROFESSIONAL GEOLOGIST
                            OREQUEST CONSULTANTS LTD.



I consent to the use of my name in this Annual Report of IMA Exploration Inc. (the "Company") on Form 20-F and the use of my report dated May 31, 2002 herein.


/s/ GEORGE SIVERTZ              PROFESSIONAL
----------------------            PROVINCE
George Sivertz                       OF

MAY 5, 2003                  G. W. G. SIVERTZ
----------------------
Date                              BRITISH
                                 COLUMBIA
                                GEOSCIENTIST























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